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                                                                    Exhibit 10.1

                          AGILENT TECHNOLOGIES, INC.

                         EMPLOYEE STOCK PURCHASE PLAN

                      (Effective as of November 1, 1999)

     The following constitute the provisions of the Employee Stock Purchase Plan ("Plan") of Agilent Technologies, Inc. (hereinafter sometimes referred to as "Company" or "employer"):

     1.   Purpose.  The Plan is designed to foster continued cordial employee
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relations and to encourage maximum participation in Company stock ownership by its employees and employees of its subsidiaries.

     2.   Applicability to Participating Subsidiaries.  A participating
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subsidiary is any subsidiary or affiliated corporation of the Company which shall be authorized to participate under the Plan pursuant to a resolution of the Executive Committee or the Board of Directors of the Company and which shall elect to participate pursuant to a resolution of its own board of directors. In the event and so long as a subsidiary corporation of the Company is a participating subsidiary, the term "employees" as used in the Plan shall be deemed to include the employees of such subsidiary and the term "employer" shall be deemed to mean such subsidiary corporation as to its participating employees.

     3.   Eligibility.  All regular full-time and regular part-time (20 hours
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or more per week on a regular schedule) employees are eligible to participate.
Eligible employees may commence participation (a) at the beginning of the first full payroll cycle after they become eligible, or (b) on the first day of any
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fiscal quarter following the quarter in which they become eligible; provided, however, that eligible employees of a participating subsidiary may also commence participation in the month following the date such subsidiary first commences participation, assuming they would otherwise be eligible to participate in the Plan. For purposes of this Plan, "employee" means a regular, active employee of the Company or a participating subsidiary who is treated as an employee in the personnel records of the Company, but shall exclude individuals classified by the Company as leased from or otherwise employed by a third party, as independent contractors, or as intermittent or temporary employees, even if any such classification is changed retroactively as a result of an audit, litigation or other event. In the event any employee shall be in an inactive status for any period during a quarter, he shall not be eligible to make contributions to the Plan during the period of inactive status. Such employees may continue participation to the extent they receive eligible earnings in any quarter. Employees on an approved leave of absence or who are deemed to be on inactive pay status will not forfeit Company Shares (as defined below) issued pursuant to the Plan solely on the basis of employment status. Rehired employees will be treated as new employees for the purpose of eligibility.

     4.   Joining the Plan.  Any eligible employee's participation in the Plan
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shall be effective after he has initiated his enrollment. Enrollment may be made through such media as the Company shall permit. Participation in the Plan shall also be effective after an eligible employee completes, signs and returns to the Company an Employee Stock Purchase Plan Enrollment Agreement form
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indicating his acceptance and agreement to the Plan. The enrollment procedures may vary by country. Participation shall commence at such time following enrollment as described in Section 3 above.

     5.   Stock Purchase Price.  The stock purchase price ("Purchase Price")
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will be the lowest of the following:

          (a)  The average of the daily closing prices for the full quarter;

          (b) The average of the daily closing prices for the last five (5) trading days of the quarter; or

          (c)  The closing price on the last trading day of the quarter.

          All prices shall be based on prices as reported in The Wall Street Journal or such other source as the Company, in its discretion, shall determine.

     6.   Employee's Contribution.  Except as provided in this Section, each
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employee may elect to make contributions under the Plan by payroll deduction of any amount up to, but not exceeding, 10% of his base earnings, exclusive of all bonuses, pay for overtime work, and other extra compensation. Salesmen's commissions and shift differential are considered eligible base earnings. Certain legally-mandated bonuses paid to employees of participating subsidiaries may be included in eligible base earnings upon approval of the Executive Committee or the Board of Directors. Notwithstanding anything to the contrary contained herein, prior to the time that Hewlett Packard Company ("HP") distributes the Company's shares held by HP to HP's stockholders (the "Spin-off"), the payroll deductions under this Plan of an employee who is transferred from the Company to HP or one of its subsidiaries or affiliates shall be automatically transferred to HP's Employee Stock Purchase Plan (the "HP ESPP"), and such payroll deductions shall be treated for all purposes under the HP ESPP as if they had been originally made thereunder. Similarly, prior to the Spin-off, the payroll deductions under the HP ESPP of an employee of HP or one of its subsidiaries or affiliates who is transferred to the Company shall be automatically transferred to this Plan, and such payroll deductions shall be treated for all purposes under this Plan as if they had been originally made hereunder.

          Any employee who, in a given calendar year, is unable to participate in the 401(K) program of the Company's Tax Saving Capital Accumulation Plan or, prior to the Spin-off, HP's Tax Saving Capital Accumulation Plan (collectively, "TAXCAP") because the employee has reached the annual maximum salary deferral level or the annual maximum compensation level set forth in Section 402 or 401(a)(17), respectively, of the Internal Revenue Code of 1986 or successor statutes, shall be eligible to make contributions for the remainder of that calendar year of any amount up to but not exceeding 10% of base earnings. A participant of both TAXCAP and the Plan will be able to contribute up to 5% to the Plan when he also makes the maximum contribution to TAXCAP (pursuant to TAXCAP and the policies and procedures applicable thereto). However, if a participant contributes more than 5% to the Plan, the total of his contributions to TAXCAP and the Plan cannot exceed 10% of base earnings.

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          The amount of each employee's contribution shall be held by the employer in a special account, and such contributions, free and clear of any obligation to pay interest thereon, shall be credited to such employee's individual account as soon as practical after each pay day.

     7.   Employer's Contribution.  Subject to the participation requirements
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specified in Section 3, on the last day of each fiscal quarter (the Vesting
Date), the balance of the employee's account will be applied toward the purchase of the greatest even number of shares of Company common stock at the Purchase Price. For every two shares of stock purchased by the employee ("Employee Shares"), the Company will contribute one additional share of stock ("Company Shares"). The Employee Shares and Company Shares will be subject to the restrictions described in Section 8. Notwithstanding the foregoing, (a) no option or other right to acquire Company stock under the Plan shall accrue to any participating employee prior to the date the Company's initial underwritten public offering of its common stock (the "IPO") has been declared effective by the Securities Exchange Commission (the "SEC"), and, (b) if on any Vesting Date, the IPO has not been declared effective by the SEC, the balance of the employee's account will be applied towards the purchase of shares of HP common stock under the HP ESPP, pursuant to the terms and conditions thereof, as if such account had been established and contributed to under the HP ESPP, rather than this Plan; provided, however, that if, due to legal, administrative or other considerations, HP decides not to apply the balance of the employee's account towards the purchase of shares of HP common stock under the HP ESPP, such funds shall be promptly refunded to the employee.

     8.   Issuance of Stock.  Company Shares will be issued to each
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participating employee in accordance with Section 7. Company Shares contributed to the employee's account may not be sold or transferred by the employee until after the completion of a two-year period following the share acquisition quarter's Vesting Date (the "Restriction Period"). Company Shares issued in any quarter will be automatically forfeited by the employee in the event the employee (a) sells or transfers any Employee Shares purchased in such quarter prior to the lapse of the Restriction Period, or (b) terminates employment with the Company prior to the lapse of the Restriction Period for any reason other than as set forth in the third paragraph of Section 10. If an employee forfeits "Company Shares" under the HP ESPP as a result of the Spin-off, the Company may replace such shares (as well as the value of any dividends to which the employee would have been entitled prior to the Spin-off with respect to such shares) with Company Shares under this Plan (the "Replacement Company Shares"). The value of forfeited "Company Shares" under the HP ESPP and of any dividends in connection therewith shall be as reasonably determined by the Company. Replacement Company Shares (a) shall be subject to Restriction Periods commencing with the "Vesting Dates" of the forfeited "Company Shares" under the HP ESPP, provided that employment with HP shall be included in measuring the Restriction Periods, and
(b) shall be automatically forfeited by the employee in the event the employee
(i) sells or transfers any "Employee Shares" under the HP ESPP with respect to which Replacement Company Shares were issued, or (ii) terminates employment with the Company prior to the lapse of a Restriction Period.

          Participating international subsidiaries may elect to have Company Shares issued with respect to Employee Shares purchased by employees of that subsidiary at the end of the Restriction Period rather than simultaneously with the issuance of Employee Shares. Such issuance will be made only with respect to Employees who, at the termination of the Restricted Period, remain eligible and who have not sold or transferred the relevant quarter's Employee Shares.

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     9.   Statement of Ownership.  Employee Shares and Company Shares issued to
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participants pursuant to the Plan will be held in book-entry form and each employee will receive a Statement of Ownership in lieu of a Stock Certificate. The Statement of Ownership will show the Employee Shares and Company Shares credited to the employee's book-entry account. Upon the lapse of each Restriction Period, an employee may elect to receive stock certificates for the Company Shares for which the Restriction Period has expired. A certificate representing Employee Shares may be requested at any time, but the issuance by the transfer agent of a stock certificate representing Employee Shares prior to the lapse of the applicable Restriction Period will result in the automatic forfeiture of all Company Shares for the quarter(s) with respect to which the Employee Shares were purchased.

          A U.S. domestic participant may use the participant's Employee Shares to secure a loan exclusively from the Hewlett-Packard Employees Federal Credit Union (the "Credit Union"), provided that the participant is also a member of the Credit Union. The participant's Company Shares or Replacement Company Shares may not be used as collateral to secure a loan before the expiration date of the Restriction Period. Using Employee Shares to secure a loan from the Credit Union does not constitute a request for the issuance of the participant's stock certificate and such request will not trigger a forfeiture of any Company Shares.

     10.  Termination of Participation.  The employee's participation in the
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Plan will be terminated when the employee voluntarily elects to withdraw from the Plan. In this event, all funds accrued in his account shall be promptly distributed to him and he shall not be eligible to participate in the Plan prior to the next succeeding quarter. No funds may be withdrawn by an employee from his account except by termination of participation in the Plan.

          Except as set forth in the next paragraph, the employee's participation in the Plan will be terminated upon the employee's termination of employment. In this event, all funds accrued in his account shall be promptly distributed to him and he shall forfeit any Company Shares and Replacement Company Shares held in the book-entry account that are still subject to the Restriction Period

          In the event an employee participating in the Plan retires because of age, becomes totally and permanently disabled, dies, terminates employment pursuant to the Company's Voluntary Severance Incentive program or transfers between foreign and domestic locations of the Company or its subsidiaries, any Company Shares and Replacement Company Shares held in the book-entry account will not be forfeited. In such event, the Restriction Period for such shares will automatically accelerate and lapse as soon as administratively practicable. In the event of a divestiture by the Company of a business or subsidiary, the Company may, in its absolute and sole discretion, provide that the Restriction Period applicable to the Company Shares and Replacement Company Shares of any affected employee shall accelerate and lapse.

     11.  Definition of "Quarter".  The term "quarter" as used in the Plan
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shall mean a fiscal quarter based on the Company's November 1 - October 31 fiscal year.

     12.  Administration of the Plan.  The Plan shall be administered by such
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officers or other employees of the employer as it may from time to time select, and the persons so selected shall be responsible for the administration of the Plan and the determination of eligibility status of

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employees. Statements of account will be included in each participating employee's payroll statement promptly following the Vesting Date, which sets forth the amounts of the respective contributions, stock purchased and remaining cash balances, if any. All costs and expenses incurred in administering the Plan shall be paid by the employer. Notwithstanding anything to the contrary herein, the administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the administrator may adopt rules and procedures regarding the handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates, all of which may vary with local requirements.

     13.  Modification and Termination.  The Company reserves the sole and
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exclusive right, either as to its employees or its subsidiaries, or both, to terminate this Plan at any time in its entirety or modify the Plan from time to time by resolution of its Board of Directors. The employer shall promptly give notice of any modification or termination of the Plan to its employees affected, and in the event of termination of the Plan as to any employee, shall promptly distribute to such employee the balance of his account. In the event that this Plan is terminated in its entirety, the Restriction Period of all shares held in book-entry accounts on behalf of participating employees will automatically accelerate and lapse on the date of this Plan's termination; provided, however, that merely ceasing to accept payroll deductions from employees shall not be deemed a termination of this Plan.

     14.  Assignability of Rights.  To the extent permitted by law, no rights
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of any employee under this Plan shall be assignable by him voluntarily, by operation of law, or otherwise than by will, or by the laws of descent and distribution.

     15.  Applicable Law.  The interpretation, performance and enforcement of
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this Plan shall be governed by the laws of the State of Delaware, without giving effect to that state's choice of law rules.

     16.  Plan Term.  Subject to Section 7, the Plan shall commence November 1,
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1999 and shall continue in effect until terminated pursuant to Section 13.

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